EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 27, 2014, relating to the consolidated financial statements included in the Annual Report of RBC Life Sciences, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statements of RBC Life Sciences, Inc. and Subsidiaries on Form S-8 (File No. 333-109723 and File No. 333-139606.

/s/ Lane Gorman Trubitt, PLLC.
LANE GORMAN TRUBITT, PLLC.

Dallas, Texas
March 27, 2014